PROMISSORY NOTE
(Bridge Loan)

$625,000.00

Oklahoma City, Oklahoma
Effective May 23, 2008

FOR VALUE RECEIVED, the undersigned, SHUMATE INDUSTRIES INC., a Delaware corporation ("Industries"), SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), HEMIWEDGE VALVE CORPORATION, a Texas corporation ("Hemiwedge") (Industries, Machine, and Hemiwedge are sometimes collectively referred to herein as the "Borrowers"), promise to pay to the order of STILLWATER NATIONAL BANK AND TRUST COMPANY (the payee, its successors and assigns are hereinafter called the "Lender"), at 1500 S. Utica, Tulsa, Oklahoma 74104, or at such other place as may be designated in writing by the Lender, the principal sum of SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($625,000.00) together with interest thereon at the rates hereinafter stated:

> Interest on this Note will be paid at the interest rate equal to the Prime Rate plus two percent (2%) per annum. "Prime Rate" means the prime rate as published in the "Money Rates Section" of the *Wall Street Journal*, which rate is not necessarily the lowest rate of interest charged by the Lender. All interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty (360). The entire unpaid principal balance of this Note plus all accrued interest owing on this Note shall be due and payable on August 31, 2008.

This Note is executed and delivered in connection with a Loan Agreement dated of even date herewith, among the Borrowers and the Lender (the "Loan Agreement").

Advances and payments hereunder may, at the option of the Lender, be recorded on this Note or on the books and records of the Lender and will be prima facie evidence of said advances, payments and unpaid balance of this Note. All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds.

The Borrowers will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty.

The Borrowers jointly and severally agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrowers will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

Any sum not paid when due, by acceleration or otherwise, will bear interest at the per annum rate equal to the Prime Rate plus six percent (6%) and such interest which has accrued will be paid at the time of and as a condition precedent to curing any default hereunder. During the existence of any such default, the Lender may apply any payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as the Lender determines from time to time.

This Note is issued by the Borrowers and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma County, Oklahoma. This Note is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Note or any instrument securing payment of this Note may be instituted in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma, or the United States District Court sitting in Oklahoma City, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Borrowers jointly and severally irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection any of the Borrowers might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

Payment of this Note is secured by a certain Security Agreement of even date herewith (the "Security Agreement"). On the breach of any provision of this Note, the Loan Agreement, the Security Agreement or any instrument securing payment of this Note, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

IN WITNESS WHEREOF, the Borrowers have executed this instrument effective the date first above written.

SHUMATE INDUSTRIES, INC., a Delaware corporation

By: ______________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

SHUMATE MACHINE WORKS, INC.
a Texas corporation

By: ______________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

HEMIWEDGE VALVE CORPORATION, a Texas corporation

By: ______________________
Name: Matthew Flemming
Title: CFO

(the "Borrowers")

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